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                                                                   Exhibit 10.1
                                  SUBLEASE AGREEMENT

    This Sublease Agreement is made and entered into the 29TH day of AUGUST, 1997 by and between Wyse Technology Inc. (hereinafter "Sublessor" or "Wyse") Digital Microwave Corporation (hereinafter "Sublessee" or "DMC") and Wyse Technology Investments Inc. (hereinafter "Landlord" or "WTI").

    For consideration of the rent, covenants, agreements and conditions herein contained, Sublessor, Sublessee and the Landlord hereby agree as follows:


1. Subleased Premises. Wyse leases from Landlord certain premises which contain 167,200 square feet in the building located at 3475 North First St., San Jose, CA 95134 (hereinafter referred to as "Premises") which are the subject of that certain Lease dated March 19, 1993 between Wyse and Landlord. Wyse hereby subleases to DMC, and DMC hereby subleases from Wyse, for the term and upon conditions herein after set forth, the Subleased Premises, as shown on the drawing attached hereto as Exhibit A and incorporated herein by this reference. The Subleased Premises contains 62,023 rentable square feet ("RSF"). Landlord hereby provides his unqualified consent to this sublease of the Subleased Premises.

2. Term. Subject to the terms and conditions set forth herein, the term of this Sublease shall commence on the date (the "Commencement Date") set forth on Exhibit B ("Commencement Date Memorandum") and shall terminate on January 1, 2002, except that it is understood and agreed by the Sublessee and the Sublessor that the right and interest of Sublessee under this Sublease are derivative of those of Sublessor under the Lease between Sublessor Landlord and not any greater than such rights and interest of Sublessor as to the Subleased Premises.

3. Occupancy. Between the date first written above and September 15, 1997, Sublessor shall give Sublessee notice of the availability of the Premises ("Notice of Occupancy"). Physical occupancy will be granted to DMC within one week of the Notice of Occupancy.

4. Use. Sublessee is permitted to use the Subleased Premises for general office, administration, assembly and warehouse activities.

5.   Rent.

    (a) During the term of this Sublease, Sublessee covenants and agrees to pay to Sublessor as full rental for the Subleased Premises, without previous notice or demand therefore, rent at the gross rate of $1.50 per moth per RSF, which equals a total monthly payment of $93,034.50. Rent shall be paid on or before the first day of each calendar month during the term of the Sublease hereof, with the first

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        such monthly installment to be paid upon the date that DMC executes this
        Sublease Agreement. The first installment shall be the rent for the month of October, 1997.

    *(b) Notwithstanding the foregoing, Wyse will provide DMC with two weeks free rental, from September 15, 1997 through September 30, 1997. This is based on an anticipated Commencement Date prior to September 15.

     (c) As security for Sublessee's faithful performance under the Sublease, DMC shall upon execution of the Sublease pay the sum of $93,034.50 (equaling one month's rent) for security deposit. Except for reasonable charges for cleaning the Subleased Premises, the security deposit will be remitted to Sublessee within forty-five (45) days of the termination of the Sublease (unless the Sublease is terminated for default of Sublessee.) Wyse is under no obligation to keep the security deposit in an account separate from its normal business accounts, neither is it required to accrue interest on the deposit for the benefit of DMC.

     (d) Rent Inclusions.  The gross rental rate includes-

         (i) Common Area Maintenance Charges (CAM), property taxes and other operating expenses. It also includes access to and use of the electronic security system, which is installed in the building.

        (ii) Use, by DMC's on-site employees, of the cafeteria and recreation center (which includes lockers, showers, weight room, sauna, pool and Jacuzzi).

              Rent does not include utilities or janitorial services (see Section 6, below).

     (e) Late Payments. In the event that Sublessee fails to remit payments as described above, Sublessee shall additionally be liable for interest on the unpaid amount, calculated at one and one-half percent (1 1/2%) per month (or the highest amount permitted by law) on the unpaid balance due.

6. Condition of Subleased Premises. Sublessee hereby agrees to accept the Subleased Premises on an "as is", "as built" condition on the Commencement Date of the term of this Sublease. Sublessor shall leave premises in broom-clean condition. It being understood and agreed that Sublessor makes no warranties, express or implied, as to the Subleased Premises including by way of example, and not limitation, any warranties of suitability, fitness for purpose of use or habitability.

7. Utilities. Sublessee shall contract for provision of utility services (natural gas, electricity, telephones and water) directly with the provider(s). Sublessor shall not be responsible to provide any such utilities to the

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    Subleased Premises.  Additionally, DMC is responsible to provide its own janitorial services for the Subleased Premises.

8. Insurance. Sublessee shall, prior to Commencement Date, provide Sublessor with a certificate of insurance naming Landlord and Sublessor as additional named insureds.

9.  DMC's Covenants.

    (a) Except as set forth in this Agreement, all Sublessee's covenants and obligations to the Sublessor and the Landlord under this Sublease shall be the same as the covenants and obligations of Sublessor to Landlord under the Lease and all Amendments hereto, which are attached hereto as Exhibit C and incorporated herein by reference, to the extent that such covenants and obligations are applicable to the Subleased Premises and the Sublease terms.

    (b) Sublessee hereby covenants and agrees to indemnify, hold harmless and at the option of Sublessor, defend Sublessor in all suits, actions and proceedings arising out of, related to, or concerning either (i) any default or non-performance by Sublessee of this Sublease, including without limitation, those covenants and obligations undertaken in the preceding subparagraph, or (ii) the use or occupancy by Sublessee of the Subleased Premises, except to the extent that such arises from the negligence or willful misconduct on the part of the Sublessor.

    (c) In the event of any dispute and/or litigation between the Sublessee and the Landlord, the Sublessee will hold the Sublessor harmless.

10. Wyse's Covenants.

    (a) Except as set forth above or as otherwise required by the context of the Lease, all of the Sublessor's covenants and obligations under the Sublease shall be the same as the covenants and obligations of Landlord to Sublessor under the Lease and all Amendments thereto.

    (b) In the event of any dispute and/or litigation between the Sublessor and the Landlord, the Sublessor will hold the Sublessee harmless.

    (c) Wyse hereby covenants and agrees to indemnify, hold harmless and at the option of DMC, defend DMC in all suits, actions and proceedings arising out of, related to, or concerning any default or non-performance by Wyse of this Sublease, except to the extent that such arises from the negligence or willful misconduct on the part of the DMC.

11. Landlord Covenants: Except as set forth herein, or as otherwise required by the contents of the Lease, all of Landlord's covenants and obligations under

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    the Sublease shall be the same as the covenants and obligations of Landlord to Sublessor under the Lease and all Amendments thereto.

12. Parking. A minimum of four (4) parking spaces per one thousand (1,000) RSF shall be available to DMC. Such parking spaces shall be identified in a general manner on the Exhibit A. The spaces will not be reserved or specifically marked as being for the benefit of DMC. Use thereof shall be in accordance with any current Landlord rules or regulations governing same.

13. Option to Extend. Wyse and Landlord shall grant DMC a one time, personal option to extend the Term for up to three (3) years upon at least six (6) month's written notice from DMC prior to the end of the Term. Rent for the extended term will be at the then current fair market value for the Subleased Premises.

14. Signs. DMC will have the right, subject to agreement by Wyse and compliance with any applicable laws, ordinances or other regulations, to install (i) a sign on the Subleased Premises and (ii) a monument type sign at the parking lot entry way on First St. Any signs will be installed and maintained solely at Sublessee's expense.

15. Special Access to Subleased Premises. In addition to rights of access set forth in Section 12 of the Lease, Wyse shall, at all reasonable times (and upon reasonable notice except in cases of emergency) have access via the Subleased Premises to the "roof access door" located therein.

16. Assignment. DMC shall not assign this Sublease or any of its rights or obligations hereunder without the written consent of Wyse and WTI. Such consent shall not be unreasonably withheld provided the proposed assignee is financially equivalent to DMC, will use the Premises for similar purposes, and DMC remains responsible for the assignee's performance in its role as assignor.

17. Miscellaneous:

    (a) The terms "Sublessor', "Sublessee" and "Landlord" shall, as applicable, include their legal representatives, successor and assigns. All covenants herein made binding upon Landlord, Sublessee and Sublessor shall be equally binding on its agents, employees and others claiming the right to be in the Subleased Premises through or under the Sublessee or Sublessor. The Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns.

    (b) This Sublease shall be governed by the laws of the State of California.

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    (c)  All notices required to be made hereunder shall be sent to the following addresses, or such other addresses as a party may later designate:

    TO SUBLESSEE:

    Digital Microwave Corporation
    170 Rose Orchard Way
    San Jose, CA  95134

    Attention:   John O'Neil

    TO SUBLESSOR:

    Wyse Technology Inc.
    3471 N. First St., MS 150-3
    San Jose, CA  95134-1803

    Attention:  Facilities Manager

    TO LANDLORD:

    Wyse Technology Investments Inc.
    c/o Wyse Technology Inc.
    Same address as above for Sublessor

    Attention:  Katherine Jen

    (d) Brokers and Commissions. The parties hereby represent that other than Colliers Parrish International Inc. and Cornish & Carey Commercial they have not obtained the services of any real estate brokers or agents for the purposes of leasing the Subleased premises and that each will indemnify and hold harmless the other parties from such claims in the event that any other party established a right derived from such indemnifying party to receive commissions or any payment as a consequence of this Sublease.

         Wyse is responsible for the commission arising from the Sublease transaction. The aforementioned brokers have separately agreed upon the method by which the commission will be shared between them. Neither Wyse, WTI or DMC shall be liable to either brokerage firm for breach of such commission agreement.

    (e) The parties hereby agree that there shall be no recording of this Sublease or notice of this Sublease in any registry of deeds with any public agency, and that the terms and conditions of this Sublease are confidential and shall not be disclosed to any third party without a need to know for financial, legal or other substantial reasons.

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    (f)  Sublessee agrees to reimburse all of Sublessor's costs and expenses in seeking and obtaining any judicial enforcement of this Sublease, including, without limitation, all resulting reasonable attorneys fees.

In witness whereof, the parties hereto have caused this instrument to be executed in triplicate as of the date first written above.



DIGITAL MICROWAVE CORPORATION          WYSE TECHNOLOGY INC.

BY: /s/ Carl A. Thomsen                BY: /s/ Gary A. Martell
   --------------------------          ------------------------------
  Carl A. Thomsen                          Gary A. Martell
-----------------------------          ----------------------------------
(Print or type name)                   (Print or type name)
  Vice President, CFO                      VP Finance & Admin
-----------------------------          ----------------------------------
(Title)                                (Title)
   8/29/97                                         9/2/97
-----------------------------          ----------------------------------
(Date)                                 (Date)



WYSE TECHNOLOGY INVESTMENTS INC.

BY: /s/ Katherine Jen
   --------------------------
     Katherine Jen
-----------------------------
(Print or type name)
     Secretary
-----------------------------
(Title)
       8/30/97
-----------------------------
(Date)





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